                                                                  EXHIBIT 10.5.5

                                AMENDMENT NO. 5 TO
                       ORBCOMM SYSTEM PROCUREMENT AGREEMENT


      This Amendment No. 5 ("Amendment No. 5") to ORBCOMM System Procurement Agreement is entered into this ___ day of _______, 1998 between ORBCOMM Global, L.P. ("ORBCOMM Global") and Orbital Sciences Corporation ("Orbital")

                                    WITNESSETH

      WHEREAS, the parties previously entered into ORBCOMM System Procurement Agreement dated as of September 12, 1995 (the "Procurement Agreement"); and

      WHEREAS, the parties wish to amend certain terms and conditions of the Agreement as provided herein;

      NOW THEREFORE, the parties agree as follows:


ARTICLE 1 - DEFINITIONS

      Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Procurement Agreement.


ARTICLE 2 - AMENDMENTS

      Section 2.7 of the Procurement Agreement is hereby deleted in its entirety and replaced with the following:

            Section 2.7 - Regulatory Matters. Orbital, directly or indirectly through its subsidiary ORBCOMM, shall use all commercially reasonable efforts (a) to obtain and maintain the required United States regulatory authority needed to construct, launch and operate the Satellites and operate the ORBCOMM System, (b) to obtain and maintain FCC regulatory authority for the operation of type-approved subscriber terminals for use in connection with the ORBCOMM System, and (c) to take reasonable actions in any regulatory proceedings to defend any claims against any regulatory authority granted to Orbital or ORBCOMM in connection with the ORBCOMM System or to oppose any application by competing systems that use frequencies below 1 GHz.
      In connection therewith, Orbital, directly or indirectly through ORBCOMM, may in its reasonable discretion contract with third parties, including but not limited to ORBCOMM Global, for the provision of such consulting or other services as Orbital may deem necessary or desirable to enable it to fulfill its obligations under this Section 2.7.

ARTICLE 3 - MISCELLANEOUS

      Section 3.1 Except as otherwise provided in Exhibit H, this Amendment No. 5 shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, without giving effect to the provisions, policies or principles thereof related to choice or conflict of laws.

      Section 3.2 No changes to the Procurement Agreement are authorized hereby except as otherwise specified in this Amendment No. 5.



      IN WITNESS WHEREOF, the parties have executed this Amendment No. 5 as of the day and year first above written.


                                    ORBCOMM GLOBAL, L.P.



                                    By:
                                       --------------------------------
                                       Name:  Robert F. Latham
                                       Title: President



                                    ORBITAL SCIENCES CORPORATION



                                    By:
                                       --------------------------------
                                       Name:  Richard J. Hampton
                                       Title: Senior Director, Contracts





                                       2